
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from (a) the Unaudited Consolidated Financial Statements of Genzyme Corporation and its
Subsidiaries for the nine months ended September 30, 1999 and is qualified in its Entirety by reference to such (b) financial statements as included in the form 10-Q for Genzyme Corporation dated September 30, 1999.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.S. DOLLARS

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<EXCHANGE-RATE>                                      1
<CASH>                                         253,763
<SECURITIES>                                   442,164
<RECEIVABLES>                                  182,683
<ALLOWANCES>                                    28,427
<INVENTORY>                                    117,184
<CURRENT-ASSETS>                               860,734
<PP&E>                                         562,166
<DEPRECIATION>                                 178,625
<TOTAL-ASSETS>                               1,804,222
<CURRENT-LIABILITIES>                          226,089
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,371
<OTHER-SE>                                   1,284,025
<TOTAL-LIABILITY-AND-EQUITY>                 1,804,222
<SALES>                                        558,271
<TOTAL-REVENUES>                               561,843
<CGS>                                          132,757
<TOTAL-COSTS>                                  169,651
<OTHER-EXPENSES>                               300,482
<LOSS-PROVISION>                                10,915
<INTEREST-EXPENSE>                              17,010
<INCOME-PRETAX>                                 63,785
<INCOME-TAX>                                    27,659
<INCOME-CONTINUING>                             36,126
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    36,126
<EPS-BASIC>                                       1.47<F1><F2>
<EPS-DILUTED>                                     1.38<F1><F2>

<F1>This financial data schedule has been restated to reflect the creation of
Genzyme Surgical Products Division on June 28, 1999. Genzyme Surgical Products was created from programs and products that had previously been included in the results of Genzyme General Division until the creation date of June 28, 1999. All Genzyme General Division historical net income (loss) and earnings (loss) per share amounts have been restated to reflect the creation of this new division and Genzyme Surgical Products Division is now included as a separate tracking stock of Genzyme Corporation.
<F2>Genzyme Corporation reports earnings per share based on its four tracking stocks - Genzyme General Division Common Stock ("GENZ Stock"), Genzyme Molecular Oncology Division Common Stock ("GZMO Stock") Genzyme Surgical Products Division Common Stock ("GZSP Stock"), and Genzyme Tissue Repair Division Common Stock ("GZTR Stock"). The earnings per share data presented on this schedule reflects the earnings per share data for net income attributable to GENZ Stock. For the nine months ended September 30, 1999, net income attributable to Genzyme General Division was $121,639 and net income per share of GENZ Stock on a basic and diluted basis was $1.47 and $1.38, respectively. Net loss for Genzyme Molecular Oncology Division for the nine months ended September 30, 1999 was $(22,777) or $(1.80) per basic and diluted share of GZMO Stock, Net loss for Genzyme Surgical Products Division for the nine months ended September 30, 1999 was $(39,356), and pro forma net loss per basic and diluted share of GZSP Stock was $(2.66). Net loss for Genzyme Tissue Repair Division for the nine months ended September 30, 1999 was $(24,146) or $(1.05) per basic and diluted share of GZTR Stock.

